Exhibit 99.1

DFIN Reports Third Quarter 2022 Results

CHICAGO – November 2, 2022 – Donnelley Financial Solutions, Inc. (NYSE: DFIN) (the “Company” or "DFIN") today reported financial results for the third quarter of 2022.

Highlights for the third quarter of 2022:

•
Record third-quarter software solutions net sales of $69.5 million; software solutions net sales accounted for 36.8% of total net sales, up from 28.0% in the third quarter of 2021.
•
Net earnings of $19.2 million, or $0.62 per diluted share; Adjusted EBITDA(a) of $45.3 million and Adjusted EBITDA margin of 24.0%.
•
Third-quarter operating cash flow of $83.3 million; third-quarter Free Cash Flow(a) of $68.7 million.
•
Non-GAAP gross leverage of 0.8x and non-GAAP net leverage of 0.8x.
•
During the third quarter, the Company repurchased 959,579 shares for $32.3 million at an average price of $33.72 per share. As of September 30, 2022, the remaining share repurchase authorization was $137.9 million.

(a) Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures that exclude the impact of certain items noted in the reconciliation tables below. The tables below provide reconciliations to the most comparable GAAP measures.

“We continue to see proof points that support the success of our software-focused strategy. We delivered record third-quarter software solutions revenue, driven by double-digit net sales growth from our recurring compliance software products ActiveDisclosure and Arc Suite. Software solutions net sales made up nearly 37% of third quarter 2022 total net sales, an increase of approximately 880 basis points from last year’s third-quarter sales mix, and positions us well to achieve our long-term target of deriving 55% to 60% of revenue from software by 2026,” said Daniel N. Leib, DFIN’s president and chief executive officer.

Leib continued, “Despite a weaker than expected capital markets transactional environment that resulted in our transactional revenue being nearly halved from prior year, we delivered another quarter of strong margin performance. Adjusted EBITDA margin in the quarter was 24.0%, which was in-line with our expectation and once again above historical quarters with similar overall and transactional revenue. Our third-quarter Adjusted EBITDA margin, which benefitted from our evolving sales mix, permanent changes to our cost structure, and continued cost discipline, further demonstrates our ability to sustainably operate at a higher level of profitability across a range of market conditions.”

“While the outlook for capital markets transactional activity remains uncertain, our solid financial results and strong balance sheet provide us with the financial flexibility to continue to invest to shift toward a more favorable recurring sales mix. We will continue to aggressively manage our cost structure and remain disciplined in the allocation of capital as we execute our transformation to become the market leading provider of regulatory and compliance solutions.” Leib concluded.

Net Sales

Net sales in the third quarter of 2022 were $188.7 million, a decrease of $59.0 million, or 23.8%, from the third quarter of 2021. Net sales decreased primarily due to lower capital markets transactional volumes, which decreased approximately $56 million, or 49%, year over year, partially offset by higher software solutions net sales in Arc Suite and ActiveDisclosure.

Net Earnings

For the third quarter of 2022, net earnings were $19.2 million, or $0.62 per diluted share, as compared to $42.2 million, or $1.22 per diluted share, in the third quarter of 2021. Net earnings in the third quarter of 2022 included after-tax charges of $4.5 million, or $0.15 per diluted share, primarily related to share-based compensation expense and restructuring impairment and other charges, net. Net earnings in the third quarter of 2021 included after-tax charges of $4.9 million, or $0.14 per diluted share, primarily related to share-based compensation expense and restructuring impairment and other charges, net.

Adjusted EBITDA and Non-GAAP Net Earnings

For the third quarter of 2022, Adjusted EBITDA was $45.3 million, a decrease of $37.2 million as compared to the third quarter of 2021. Adjusted EBITDA margin was 24.0%, a decrease of approximately 930 basis points as compared to the third quarter of 2021. The decrease in Adjusted EBITDA and Adjusted EBITDA margin were primarily driven by lower sales volumes and an unfavorable sales mix, partially offset by lower selling expense as a result of the decrease in sales volume, lower incentive compensation expense, and the impact of cost savings initiatives.

For the third quarter of 2022, non-GAAP net earnings were $23.7 million, or $0.77 per diluted share, as compared to $47.1 million, or $1.36 per diluted share, in the third quarter of 2021.

Reconciliations of net earnings to Adjusted EBITDA, Adjusted EBITDA margin and non-GAAP net earnings are presented in the attached tables.

Regulatory Impacts

The Company previously disclosed in a Current Report on Form 8-K filed with the SEC on July 22, 2020, that the implementation of SEC Rule 30e-3 (elimination or reduction of print annual and semi-annual reports), Rule 498A (elimination or reduction of print summary prospectus) and the Company’s exiting of certain printing and distribution relationships were expected to reduce the Company’s print-related 2021 net sales by approximately $130 million to $140 million, with the associated reduction in net earnings and Adjusted EBITDA of approximately $4 million to $7 million and approximately $5 million to $10 million, respectively, in 2021.

In 2021, the Company realized reductions in net sales, net earnings and Adjusted EBITDA of approximately $100 million, $2 million and $3 million, respectively. For 2022, the Company expects an incremental reduction in print-related net sales of approximately $30 million with a de minimis impact on net earnings and Adjusted EBITDA. The Company reaffirms these estimates at this time.

Company Results and Conference Call

DFIN's earnings press release for the third quarter of 2022, which is included as Exhibit 99.1 to the Company’s Current Report on Form 8-K that has been furnished to the SEC on November 2, 2022, is available on the Company's investor relations website at investor.dfinsolutions.com. A supplemental trending schedule of historical results, including additional breakouts of segment-level net sales, is also available on the Company's investor relations website.

DFIN will hold a conference call and webcast on November 2, 2022, at 9:00 a.m. Eastern time to discuss financial results for the third quarter of 2022, provide a general business update and respond to analyst questions.

A live webcast of the call will also be available on the Company’s investor relations website. Please visit investor.dfinsolutions.com at least fifteen minutes prior to the start of the event to register, download and install any necessary audio software.

If you are unable to participate live, a replay of the webcast will be available following the conference call on the Company’s investor relations website, along with the earnings press release, and related financial tables.

About DFIN

DFIN is a leading global risk and compliance solutions company. We provide domain expertise, enterprise software and data analytics for every stage of our clients’ business and investment lifecycles. Markets fluctuate, regulations evolve, technology advances, and through it all, DFIN delivers confidence with the right solutions in moments that matter. Learn about DFIN’s end-to-end risk and compliance solutions online at DFINsolutions.com or you can also follow us on Twitter @DFINSolutions or on LinkedIn.

Investor Contact:

Mike Zhao

Investor Relations

investors@dfinsolutions.com

Use of Non-GAAP Information

This news release contains certain non-GAAP financial measures, including non-GAAP gross profit, adjusted non-GAAP gross profit, non-GAAP gross margin, adjusted non-GAAP selling, general, and administrative expenses (“SG&A”), adjusted non-GAAP income from operations, adjusted non-GAAP operating margin, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP effective tax rate, adjusted non-GAAP net earnings, adjusted non-GAAP diluted earnings per share, Free Cash Flow and organic net sales. The Company believes that these non-GAAP financial measures, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and liquidity and enhance the overall ability to assess the Company’s financial performance. The Company uses these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business.

The Company’s non-GAAP statement of operations measures, which include non-GAAP gross profit, adjusted non-GAAP gross profit, non-GAAP gross margin, adjusted non-GAAP SG&A, adjusted non-GAAP income from operations, adjusted non-GAAP operating margin, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP effective tax rate, adjusted non-GAAP net earnings and adjusted non-GAAP diluted earnings per share, are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of our ongoing operations. These adjusted measures exclude the impact of expenses associated with the Company’s COVID-19 related recoveries and expenses, LSC multiemployer pension plans obligations, non-income tax charges (income), net, accelerated rent expense, share-based compensation and eliminate potential differences in results of operations between periods caused by factors such as historic cost and age of assets, financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges and gain or loss on certain equity investments and asset sales.

Free Cash Flow is a non-GAAP financial measure and is defined by the Company as net cash flow provided by operating activities less capital expenditures. By adjusting for the level of capital investment in operations, the Company believes that free cash flow can provide useful additional basis for understanding the Company’s ability to generate cash after capital investment and provides a comparison to peers with differing capital intensity.

Organic net sales is a non-GAAP financial measure and is defined by the Company as reported net sales adjusted for the changes in foreign currency exchange rates.

These non-GAAP financial measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these measures are defined differently by different companies in our industry and, accordingly, such measures may not be comparable to similarly-titled measures of other companies.

Use of Forward-Looking Statements

This news release includes certain "forward-looking statements" within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of DFIN and its expectations relating to future financial condition and performance. Statements that are not historical facts, including statements about DFIN management’s beliefs and expectations, are forward-looking statements. Words such as "believes," "anticipates," "estimates," "expects," "intends," "aims," "potential," "will," "would," "could," "considered," "likely," "estimate" and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While DFIN believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond DFIN’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from DFIN’s current expectations depending upon a number of factors affecting the business and risks associated with the performance of the business. These factors include such risks and uncertainties detailed in DFIN periodic public filings with the SEC, including but not limited to those discussed under "Special Note Regarding Forward-Looking Statements" in DFIN's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, those discussed under “Special Note Regarding Forward-Looking Statements” in DFIN’s Quarterly Reports on Form 10-Q, and in other investor communications of DFIN’s from time to time. DFIN does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Balance Sheets

(UNAUDITED)

(in millions, except per share data)

	September 30, 2022	December 31, 2021
Assets
Cash and cash equivalents	$10.8	$54.5
Receivables, less allowances for expected losses of $17.5 in 2022 (2021 - $12.7)	210.8	199.1
Prepaid expenses and other current assets	27.5	23.5
Assets held for sale	2.6	2.6
Total current assets	251.7	279.7
Property, plant and equipment, net	17.7	18.7
Operating lease right-of-use assets	36.4	42.6
Software, net	72.4	63.7
Goodwill	409.0	410.0
Other intangible assets, net	8.0	8.7
Deferred income taxes, net	30.5	31.7
Other noncurrent assets	25.1	28.2
Total assets	$850.8	$883.3

Liabilities
Accounts payable	$42.1	$36.3
Operating lease liabilities	16.6	17.9
Accrued liabilities	163.2	207.2
Total current liabilities	221.9	261.4
Long-term debt	191.7	124.0
Deferred compensation liabilities	18.5	19.8
Pension and other postretirement benefits plans liabilities	36.2	40.6
Noncurrent operating lease liabilities	31.5	39.4
Other noncurrent liabilities	19.5	21.1
Total liabilities	519.3	506.3

Equity
Preferred stock, $0.01 par value
Authorized: 1.0 shares; Issued: None	—	—
Common stock, $0.01 par value
Authorized: 65.0 shares;
Issued and outstanding: 36.9 shares and 29.3 shares in 2022 (2021 - 35.9 shares and 33.0 shares)	0.4	0.4
Treasury stock, at cost: 7.6 shares in 2022 (2021 - 2.9 shares)	(208.0)	(57.1)
Additional paid-in capital	274.7	260.6
Retained earnings	343.0	251.4
Accumulated other comprehensive loss	(78.6)	(78.3)
Total equity	331.5	377.0
Total liabilities and equity	$850.8	$883.3

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Statements of Operations

(UNAUDITED)

(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net sales
Tech-enabled services	$87.4	$142.1	$312.4	$394.6
Software solutions	69.5	69.3	210.9	196.2
Print and distribution	31.8	36.3	142.6	169.7
Total net sales	188.7	247.7	665.9	760.5
Cost of sales (a)
Tech-enabled services	35.3	39.6	113.2	123.3
Software solutions	29.0	26.9	85.1	76.5
Print and distribution	19.6	26.6	96.2	121.1
Total cost of sales	83.9	93.1	294.5	320.9
Selling, general and administrative expenses (a)	63.8	77.0	205.5	225.6
Depreciation and amortization	11.7	10.0	33.6	29.9
Restructuring, impairment and other charges, net	2.6	3.3	4.6	6.9
Other operating income, net	—	(0.7)	(0.2)	(0.7)
Income from operations	26.7	65.0	127.9	177.9
Interest expense, net	2.3	5.9	5.9	17.1
Investment and other income, net	(2.8)	(1.7)	(3.3)	(4.0)
Earnings before income taxes	27.2	60.8	125.3	164.8
Income tax expense	8.0	18.6	33.7	44.5
Net earnings	$19.2	$42.2	$91.6	$120.3

Net earnings per share:
Basic	$0.64	$1.25	$2.93	$3.57
Diluted	$0.62	$1.22	$2.81	$3.48
Weighted average number of common shares outstanding:
Basic	29.8	33.7	31.3	33.7
Diluted	30.9	34.7	32.6	34.6

__________

(a)
Exclusive of depreciation and amortization

	Three Months Ended September 30,		Nine Months Ended September 30,
Components of depreciation and amortization expense:	2022	2021	2022	2021
Cost of sales	$10.9	$9.0	$31.3	$27.2
Selling, general and administration expense	0.8	1.0	2.3	2.7
Total depreciation and amortization	$11.7	$10.0	$33.6	$29.9

Additional information:
Gross profit (b)	$93.9	$145.6	$340.1	$412.4
Exclude: Depreciation and amortization	10.9	9.0	31.3	27.2
Non-GAAP gross profit	$104.8	$154.6	$371.4	$439.6
Gross margin (b)	49.8%	58.8%	51.1%	54.2%
Non-GAAP gross margin	55.5%	62.4%	55.8%	57.8%

SG&A as a % of total net sales (a)	33.8%	31.1%	30.9%	29.7%
Operating margin	14.1%	26.2%	19.2%	23.4%
Effective tax rate	29.4%	30.6%	26.9%	27.0%

__________

(b)
Inclusive of depreciation and amortization

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of GAAP to Non-GAAP Measures

For the Three and Nine Months Ended September 30, 2022

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended September 30, 2022
	Gross profit	SG&A (a)	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$93.9	$63.8	$26.7	14.1%	$19.2	$0.62
Exclude: Depreciation and amortization	10.9
Non-GAAP measures	104.8
Non-GAAP % of total net sales	55.5%

Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	2.6	1.4%	2.0	0.06
Share-based compensation expense	—	(4.4)	4.4	2.3%	3.1	0.10
COVID-19 related recoveries	(0.1)	—	(0.1)	(0.1%)	(0.1)	—
Accelerated rent expense and other	0.1	(0.1)	0.2	0.1%	0.1	—
Non-income tax, net	—	0.2	(0.2)	(0.1%)	(0.2)	(0.01)
Gain on equity investment	—	—	—	—	(0.4)	(0.01)
Total Non-GAAP adjustments (b)	—	(4.3)	6.9	3.7%	4.5	0.15
Adjusted Non-GAAP measures (b)	$104.8	$59.5	$33.6	17.8%	$23.7	$0.77

	For the Nine Months Ended September 30, 2022
	Gross profit	SG&A (a)	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$340.1	$205.5	$127.9	19.2%	$91.6	$2.81
Exclude: Depreciation and amortization	31.3
Non-GAAP measures	371.4
Non-GAAP % of total net sales	55.8%

Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	4.6	0.7%	3.4	0.10
Share-based compensation expense	—	(13.9)	13.9	2.1%	8.1	0.25
COVID-19 related recoveries	(0.2)	0.1	(0.3)	—	(0.2)	(0.01)
Gain on sale of long-lived assets	—	—	(0.2)	—	(0.2)	(0.01)
Accelerated rent expense and other	0.1	(0.1)	0.2	—	0.1	—
Non-income tax, net	—	0.7	(0.7)	(0.1%)	(0.5)	(0.02)
Gain on equity investment	—	—	—	—	(0.4)	(0.01)
Total Non-GAAP adjustments (b)	(0.1)	(13.2)	17.5	2.6%	10.3	0.32
Adjusted Non-GAAP measures (b)	$371.3	$192.3	$145.4	21.8%	$101.9	$3.13

__________

(a)
Exclusive of depreciation and amortization.
(b)
Totals may not foot due to rounding.

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of GAAP to Non-GAAP Measures

For the Three and Nine Months Ended September 30, 2021

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended September 30, 2021
	Gross profit	SG&A (a)	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$145.6	$77.0	$65.0	26.2%	$42.2	$1.22
Exclude: Depreciation and amortization	9.0
Non-GAAP measures	154.6
Non-GAAP % of total net sales	62.4%

Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	3.3	1.3%	2.4	0.07
Share-based compensation expense	—	(5.2)	5.2	2.1%	3.6	0.10
LSC multiemployer pension plan obligation	—	(0.2)	0.2	0.1%	0.1	—
Non-income tax, net	—	0.5	(0.5)	(0.2%)	(0.3)	(0.01)
Gain on sale of long-lived assets, net	—	—	(0.7)	(0.3%)	(0.5)	(0.01)
Gain on equity investment	—	—	—	—	(0.4)	(0.01)
Total Non-GAAP adjustments (b)	—	(4.9)	7.5	3.0%	4.9	0.14
Adjusted Non-GAAP measures (b)	$154.6	$72.1	$72.5	29.3%	$47.1	$1.36

	For the Nine Months Ended September 30, 2021
	Gross profit	SG&A (a)	Income (loss) from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share
GAAP basis measures	$412.4	$225.6	$177.9	23.4%	$120.3	$3.48
Exclude: Depreciation and amortization	27.2
Non-GAAP measures	439.6
Non-GAAP % of total net sales	57.8%

Non-GAAP adjustments:
Restructuring, impairment and other charges, net	—	—	6.9	0.9%	5.0	0.14
Share-based compensation expense	—	(14.2)	14.2	1.9%	6.2	0.18
LSC multiemployer pension plans obligations	—	(7.7)	7.7	1.0%	5.6	0.16
Non-income tax, net	—	1.4	(1.4)	(0.2%)	(1.0)	(0.03)
COVID-19 related recoveries	(1.0)	—	(1.0)	(0.1%)	(0.7)	(0.02)
Gain on sale of long-lived assets, net	—	—	(0.7)	(0.1%)	(0.5)	(0.01)
Gain on equity investments, net	—	—	—	—	(0.3)	(0.01)
Total Non-GAAP adjustments (b)	(1.0)	(20.5)	25.7	3.4%	14.3	0.41
Adjusted Non-GAAP measures (b)	$438.6	$205.1	$203.6	26.8%	$134.6	$3.89

__________

(a)
Exclusive of depreciation and amortization.
(b)
Totals may not foot due to rounding.

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Segment GAAP to Non-GAAP Reconciliation and Supplementary Information

For the Three Months Ended September 30, 2022 and 2021

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Corporate	Consolidated
For the Three Months Ended September 30, 2022
Net sales	$45.8	$83.3	$23.7	$35.9	$—	$188.7
Income (loss) from operations	4.4	22.2	3.9	10.5	(14.3)	26.7
Operating margin %	9.6%	26.7%	16.5%	29.2%	nm	14.1%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	0.1	1.8	0.1	0.4	0.2	2.6
Share-based compensation expense	—	—	—	—	4.4	4.4
COVID-19 related recoveries	—	(0.1)	—	—	—	(0.1)
Accelerated rent expense and other	—	0.1	—	—	0.1	0.2
Non-income tax, net	(0.2)	—	—	—	—	(0.2)
Total Non-GAAP adjustments	(0.1)	1.8	0.1	0.4	4.7	6.9

Non-GAAP income (loss) from operations	$4.3	$24.0	$4.0	$10.9	$(9.6)	$33.6
Non-GAAP operating margin %	9.4%	28.8%	16.9%	30.4%	nm	17.8%

Depreciation and amortization	6.0	1.5	3.0	1.2	—	11.7
Adjusted EBITDA	$10.3	$25.5	$7.0	$12.1	$(9.6)	$45.3
Adjusted EBITDA margin %	22.5%	30.6%	29.5%	33.7%	nm	24.0%

Capital expenditures	$6.8	$0.9	$4.6	$0.8	$1.5	$14.6

For the Three Months Ended September 30, 2021
Net sales	$48.1	$142.5	$21.2	$35.9	$—	$247.7
Income (loss) from operations	7.5	67.8	1.4	2.8	(14.5)	65.0
Operating margin %	15.6%	47.6%	6.6%	7.8%	nm	26.2%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	0.2	2.7	—	0.3	0.1	3.3
Share-based compensation expense	—	—	—	—	5.2	5.2
LSC multiemployer pension plans obligations	—	—	—	—	0.2	0.2
Non-income tax, net	(0.2)	(0.1)	(0.1)	(0.1)	—	(0.5)
Gain on sale of long-lived assets, net	—	—	—	(0.7)	—	(0.7)
Total Non-GAAP adjustments	—	2.6	(0.1)	(0.5)	5.5	7.5

Non-GAAP income (loss) from operations	$7.5	$70.4	$1.3	$2.3	$(9.0)	$72.5
Non-GAAP operating margin %	15.6%	49.4%	6.1%	6.4%	nm	29.3%

Depreciation and amortization	4.2	1.5	3.0	1.2	0.1	10.0
Adjusted EBITDA	$11.7	$71.9	$4.3	$3.5	$(8.9)	$82.5
Adjusted EBITDA margin %	24.3%	50.5%	20.3%	9.7%	nm	33.3%

Capital expenditures	$4.1	$0.8	$4.2	$1.0	$0.4	$10.5

__________

nm - Not meaningful

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Segment GAAP to Non-GAAP Reconciliation and Supplementary Information

For the Nine Months Ended September 30, 2022 and 2021

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Corporate	Consolidated
For the Nine Months Ended September 30, 2022
Net sales	$136.8	$336.9	$74.1	$118.1	$—	$665.9
Income (loss) from operations	11.8	111.6	16.0	32.3	(43.8)	127.9
Operating margin %	8.6%	33.1%	21.6%	27.3%	nm	19.2%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	1.1	2.2	0.2	0.6	0.5	4.6
Share-based compensation expense	—	—	—	—	13.9	13.9
COVID-19 related recoveries	—	(0.3)	—	—	—	(0.3)
Gain on sale of long-lived assets	—	(0.2)	—	—	—	(0.2)
Accelerated rent expense and other	—	0.1	—	—	0.1	0.2
Non-income tax, net	(0.5)	(0.1)	(0.1)	—	—	(0.7)
Total Non-GAAP adjustments	0.6	1.7	0.1	0.6	14.5	17.5

Non-GAAP income (loss) from operations	$12.4	$113.3	$16.1	$32.9	$(29.3)	$145.4
Non-GAAP operating margin %	9.1%	33.6%	21.7%	27.9%	nm	21.8%

Depreciation and amortization	16.7	4.7	8.7	3.4	0.1	33.6
Adjusted EBITDA	$29.1	$118.0	$24.8	$36.3	$(29.2)	$179.0
Adjusted EBITDA margin %	21.3%	35.0%	33.5%	30.7%	nm	26.9%

Capital expenditures	$19.6	$3.6	$11.8	$2.1	$2.3	$39.4

For the Nine Months Ended September 30, 2021
Net sales	$130.4	$434.1	$65.8	$130.2	$—	$760.5
Income (loss) from operations	23.3	191.5	6.9	11.2	(55.0)	177.9
Operating margin %	17.9%	44.1%	10.5%	8.6%	nm	23.4%

Non-GAAP Adjustments
Restructuring, impairment and other charges, net	0.3	3.3	0.1	2.9	0.3	6.9
Share-based compensation expense	—	—	—	—	14.2	14.2
LSC multiemployer pension plans obligation	—	—	—	—	7.7	7.7
Non-income tax, net	(0.9)	(0.2)	(0.2)	(0.1)	—	(1.4)
Gain on sale of long-lived assets, net	—	—	—	(0.7)	—	(0.7)
COVID-19 related recoveries	—	(0.3)	—	(0.7)	—	(1.0)
Total Non-GAAP adjustments	(0.6)	2.8	(0.1)	1.4	22.2	25.7

Non-GAAP income (loss) from operations	$22.7	$194.3	$6.8	$12.6	$(32.8)	$203.6
Non-GAAP operating margin %	17.4%	44.8%	10.3%	9.7%	nm	26.8%

Depreciation and amortization	12.0	4.5	9.8	3.4	0.2	29.9
Adjusted EBITDA	$34.7	$198.8	$16.6	$16.0	$(32.6)	$233.5
Adjusted EBITDA margin %	26.6%	45.8%	25.2%	12.3%	nm	30.7%

Capital expenditures	$12.3	$2.1	$8.7	$2.3	$2.8	$28.2

__________

nm - Not meaningful

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Condensed Consolidated Statements of Cash Flows

(UNAUDITED)

(in millions)

	For the Nine Months Ended September 30,
	2022	2021
Operating Activities
Net earnings	$91.6	$120.3
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	33.6	29.9
Provision for expected losses on accounts receivable	6.2	2.2
Impairment charge	—	2.8
Share-based compensation	13.9	14.2
Deferred income taxes	0.4	6.6
Net pension plan income	(0.7)	(3.2)
Amortization of right-of-use assets	12.1	12.9
Other	0.5	0.3
Changes in operating assets and liabilities:
Accounts receivable, net	(20.5)	(73.5)
Prepaid expenses and other current assets	(3.3)	(11.6)
Accounts payable	4.9	(7.5)
Income taxes payable and receivable	(1.7)	5.3
Accrued liabilities and other	(44.2)	21.2
Operating lease liabilities	(14.7)	(15.7)
Pension and other postretirement benefits plans contributions	(1.2)	(1.0)
Net cash provided by operating activities	76.9	103.2
Investing Activities
Capital expenditures	(39.4)	(28.2)
Other investing activities	—	0.9
Net cash used in investing activities	(39.4)	(27.3)
Financing Activities
Revolving facility borrowings	270.0	278.0
Payments on revolving facility borrowings	(202.5)	(278.0)
Debt issuance costs	—	(2.8)
Treasury share repurchases	(150.0)	(26.5)
Proceeds from exercise of stock options	0.3	2.2
Finance lease payments	(1.4)	(0.4)
Net cash used in financing activities	(83.6)	(27.5)
Effect of exchange rate on cash and cash equivalents	2.4	0.9
Net (decrease) increase in cash and cash equivalents	(43.7)	49.3
Cash and cash equivalents at beginning of year	54.5	73.6
Cash and cash equivalents at end of period	$10.8	$122.9
Supplemental cash flow information
Income taxes paid (net of refunds)	$34.4	$32.0
Interest paid	$4.9	$11.0

Additional Information:
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$83.3	$110.9	$76.9	$103.2
Less: capital expenditures	14.6	10.5	39.4	28.2
Free Cash Flow	$68.7	$100.4	$37.5	$75.0

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of Reported to Organic Net Sales

(UNAUDITED)

(in millions)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Consolidated
Reported Net Sales:
For the Three Months Ended September 30, 2022	$45.8	$83.3	$23.7	$35.9	$188.7

For the Three Months Ended September 30, 2021	$48.1	$142.5	$21.2	$35.9	$247.7

Net sales change	(4.8%)	(41.5%)	11.8%	—	(23.8%)

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates	(1.0%)	(0.6%)	(2.4%)	(0.3%)	(0.8%)

Net organic sales change	(3.8%)	(40.9%)	14.2%	0.3%	(23.0%)

	Capital Markets - Software Solutions	Capital Markets - Compliance and Communications Management	Investment Companies - Software Solutions	Investment Companies - Compliance and Communications Management	Consolidated
Reported Net Sales:
For the Nine Months Ended September 30, 2022	$136.8	$336.9	$74.1	$118.1	$665.9

For the Nine Months Ended September 30, 2021	$130.4	$434.1	$65.8	$130.2	$760.5

Net sales change	4.9%	(22.4%)	12.6%	(9.3%)	(12.4%)

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates	(0.8%)	(0.5%)	(1.7%)	(0.1%)	(0.6%)

Net organic sales change	5.7%	(21.9%)	14.3%	(9.2%)	(11.8%)

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of Net Earnings to Adjusted EBITDA

(UNAUDITED)

(in millions)

	For the Twelve Months Ended	For the Three Months Ended
	September 30, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Net earnings	$117.2	$19.2	$46.0	$26.4	$25.6
Adjustments
Restructuring, impairment and other charges, net	11.3	2.6	0.2	1.8	6.7
Share-based compensation expense	19.2	4.4	5.9	3.6	5.3
LSC multiemployer pension plans obligations	(2.3)	—	—	—	(2.3)
Non-income tax, net	(0.9)	(0.2)	(0.2)	(0.3)	(0.2)
COVID-19 related recoveries	(0.3)	(0.1)	(0.2)	—	—
Gain on sale of long-lived assets	(0.2)	—	(0.2)	—	—
Gain on equity investment	(0.5)	(0.5)	—	—	—
Accelerated rent expense and other	0.2	0.2	—	—	—
Depreciation and amortization	44.0	11.7	11.2	10.7	10.4
Interest expense, net	15.4	2.3	2.1	1.5	9.5
Pension income and other income, net	(3.9)	(2.3)	(0.3)	(0.2)	(1.1)
Income tax expense	41.1	8.0	18.1	7.6	7.4
Total Non-GAAP adjustments	123.1	26.1	36.6	24.7	35.7
Adjusted EBITDA	$240.3	$45.3	$82.6	$51.1	$61.3

Tech-enabled services	$437.3	$87.4	$133.3	$91.7	$124.9
Software solutions	284.7	$69.5	71.6	69.8	73.8
Print and distribution	176.7	31.8	61.3	49.5	34.1
Total net sales	$898.7	$188.7	$266.2	$211.0	$232.8

Adjusted EBITDA margin %	26.7%	24.0%	31.0%	24.2%	26.3%

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Reconciliation of Net Earnings (Loss) to Adjusted EBITDA

(UNAUDITED)

(in millions)

	For the Twelve Months Ended	For the Three Months Ended
	September 30, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Net earnings (loss)	$84.5	$42.2	$42.9	$35.2	$(35.8)
Adjustments
Restructuring, impairment and other charges, net	50.9	3.3	2.8	0.8	44.0
Share-based compensation expense	18.0	5.2	5.9	3.1	3.8
LSC multiemployer pension plans obligations	8.6	0.2	0.2	7.3	0.9
Non-income tax, net	1.1	(0.5)	(1.0)	0.1	2.5
COVID-19 related recoveries	(1.4)	—	(0.1)	(0.9)	(0.4)
Gain on sale of long-lived assets, net	(0.7)	(0.7)	—	—	—
Gain on equity investments, net	(0.4)	(0.6)	—	0.2	—
Accelerated rent expense	0.3	—	—	—	0.3
Depreciation and amortization	41.1	10.0	10.1	9.8	11.2
Interest expense, net	23.1	5.9	5.9	5.3	6.0
Pension income and other income, net	(4.0)	(1.1)	(1.5)	(1.0)	(0.4)
Income tax expense	47.3	18.6	14.7	11.2	2.8
Total Non-GAAP adjustments	183.9	40.3	37.0	35.9	70.7
Adjusted EBITDA	$268.4	$82.5	$79.9	$71.1	$34.9

Tech-enabled services	$502.0	$142.1	$134.0	$118.5	$107.4
Software solutions	250.4	69.3	66.6	60.3	54.2
Print and distribution	218.4	36.3	66.9	66.5	48.7
Total net sales	$970.8	$247.7	$267.5	$245.3	$210.3

Adjusted EBITDA margin %	27.6%	33.3%	29.9%	29.0%	16.6%

Donnelley Financial Solutions, Inc. and Subsidiaries ("DFIN")

Debt and Liquidity Summary

(UNAUDITED)

(in millions)

Total Liquidity	September 30, 2022		December 31, 2021		September 30, 2021
Availability
Stated amount of the Revolving Facility (a)	$300.0		$300.0		$300.0
Less: availability reduction from covenants	—		—		—
Amount available under the Revolving Facility	300.0		300.0		300.0

Usage
Borrowings under the Revolving Facility	67.5		—		—
Impact on availability related to outstanding letters of credit	—		2.2		2.3
Amount used under the Revolving Facility	67.5		2.2		2.3

Availability under the Revolving Facility	232.5		297.8		297.7

Cash and cash equivalents	10.8		54.5		122.9

Net Available Liquidity	$243.3		$352.3		$420.6

Term Loan A Facility	$125.0		$125.0		$—
Borrowings under the Revolving Facility	67.5		—		—
8.25% senior notes due October 15, 2024	—		—		233.0
Unamortized debt issuance costs	(0.8)		(1.0)		(2.0)
Total debt	$191.7		$124.0		$231.0

Adjusted EBITDA for the twelve months ended September 30, 2022 and 2021, and the year ended December 31, 2021	$240.3		$294.8		$268.4

Non-GAAP Gross Leverage (defined as total debt divided by Adjusted EBITDA)	0.8	x	0.4	x	0.9	x

Non-GAAP Net Debt (defined as total debt less cash and cash equivalents)	180.9		69.5		108.1

Non-GAAP Net Leverage (defined as non-GAAP Net Debt divided by Adjusted EBITDA)	0.8	x	0.2	x	0.4	x

__________

(a)
The Company has a $300.0 million senior secured revolving credit facility (the “Revolving Facility”). The Revolving Facility is subject to a number of covenants, including a minimum Interest Coverage Ratio and a maximum Consolidated Net Leverage Ratio, both as defined and calculated in the credit agreement. There was $67.5 million of borrowings outstanding under the Revolving Facility as of September 30, 2022, and no outstanding letters of credit that reduced the availability under the Revolving Facility as of September 30, 2022. Based on the Company’s results of operations for the twelve months ended September 30, 2022 and existing debt, the Company would have had the ability to utilize the remaining $232.5 million of the $300.0 million Revolving Facility and not have been in violation of the terms of the Revolving Facility agreement.